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PricewaterhouseCoopers
P.O. Box 258GT
British American Centre
Grand Cayman B.W.I.
Telephone (345) 949 7000
Telecopier (345) 949 7352/949 8154



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in Amendment No. 1 of this Registration Statement on Form F-2 of our report dated March 22, 2000 relating to the financial statements of Consolidated Water Co. Ltd, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers
----------------------------
PricewaterhouseCoopers
Cayman Island
May 5, 2000